UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2026

Datavault AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 2400 Philadelphia, Pennsylvania 19103
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 627-4716

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 11, 2026, Wendy Wilson tendered her resignation from the board of directors (the “Board”) of Datavault AI Inc. (the “Company”), effective as of October 12, 2026. Ms. Wilson tendered her resignation in connection with the Company’s acquisition of NYIAX (as defined below), which the Board determined to be a Triggering Transaction (as defined in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2026 (the “Advisory Arrangements 8-K”)), to allow for the appointment of Jeffrey Tirman (as more fully described below) and not as a result of any disagreement with the Company.

At the time of such resignation, Ms. Wilson served as a director for over two years and is entitled to enter into the Advisory Contract (as defined in the Advisory Arrangements 8-K) and receive the cash and equity compensation provided for therein. The form of Advisory Contract and the cash and equity compensation payable thereunder is more fully described in the Advisory Arrangements 8-K and a copy of the form of Advisory Contract was filed as Exhibit 10.1 to the Advisory Arrangements 8-K.

Appointment of Director

As previously announced, on August 19, 2026, the Company acquired NYIAX, Inc. (“NYIAX”) pursuant to that certain Agreement and Plan of Merger, dated as of March 18, 2026 (as amended, the “Merger Agreement”), by and among the Company, DVLT Merger Sub, Inc., a wholly owned subsidiary of the Company, and NYIAX. Pursuant to the terms of the Merger Agreement, NYIAX had the right to require the Company to take all necessary corporate action to appoint up to two individuals designated by NYIAX (the “Merger Partner Designees”) to the Board, subject to the review and approval of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), acting in good faith, and each designee’s satisfaction of all applicable independence and qualification requirements of the applicable trading market. NYIAX previously designated Christopher Hardt as the first of two Merger Partner Designees, and has designated Jeffrey Tirman as the second of two Merger Partner Designees.

On October 11, 2026, effective as of immediately following Ms. Wilson’s resignation on October 12, 2026 and upon the recommendation of the NCG Committee, the Board appointed Jeffrey Tirman to the Board, to serve until his successor is duly elected and qualified or until he resigns or is removed.

The Board has determined that Mr. Tirman qualifies as an independent director under the corporate governance standards of The Nasdaq Stock Market LLC and the rules and regulations of the SEC, including those applicable to audit committee members.

Mr. Tirman has more than 35 years of international investment management experience, specializing in corporate restructurings, turnarounds, funding transactions and fund management. He has led complex cross-border restructurings, reorganizations and recapitalizations, both as a primary shareholder and on behalf of independent shareholders. His transaction experience includes public listings, private company financings, spin-offs, acquisitions, balance sheet refinancings, pre-pack administrations and leading creditor committees.

In December 2015, Mr. Tirman joined the Supervisory Board of Elan d.o.o. (“Elan”) based in Begunje na Gorenjskem, Slovenia, after its acquisition by a group of London-based institutional investors. Mr. Tirman was appointed CEO of Elan in March 2016. Mr. Tirman was tasked with leading Elan’s transition from a state-owned enterprise to a privately held firm. Mr. Tirman, both as a member of the Supervisory Board and as CEO, has been responsible for the complete restructuring and reorganization of the business, including: (i) initial emergency financial stabilization of the enterprise, (ii) reconfiguration of the entire corporate structure, including the development and implementation of new corporate governance policies and procedures focused on transparency and accountability, (iii) the hiring and installation of a progressive senior management team, (iv) restructuring and streamlining the four operating divisions along western-style best practices, including control, reporting and compliance, (v) refinancing of Elan’s balance sheet several times, (vi) identifying and defining future business direction across all company units (product focus, branding, target markets, etc.), and (vii)  preparing Elan for sale. Mr. Tirman continues in his role as CEO of Elan.

Mr. Tirman founded Abri Advisors (“Abri”), a private family-office investment firm, in February 2016. Abri invests on a global basis across a variety of asset classes and security types.

From 2009 to 2014, he was an adjunct professor of Advanced Corporate Finance at HEC Lausanne. He holds an MBA from the A.B. Freeman School of Business, Tulane University (1990), and a BBA from the University of Arkansas at Little Rock (1987).

As a non-employee director of the Company, Mr. Tirman is initially entitled to receive cash compensation in the amount of $60,000 per year for his service on the Board.  In connection with his appointment to the Board, the Board approved a restricted stock award (the “Tirman RSAs”) to Mr. Tirman under the Company’s 2018 Long-Term Stock Incentive Plan, as amended (the “2018 Plan”) consisting of 125,000 shares of the Company’s common stock (the “Common Stock”), subject to the terms and restrictions set forth in the 2018 Plan and an award agreement thereunder. The grant of the Tirman RSAs is subject to the filing by the Company with the SEC and effectiveness of a registration statement on Form S-8 with respect to such awards (the “Registration Statement”) and the grant date will be the first trading day immediately following the date on which the Registration Statement first becomes effective. The Tirman RSAs will vest as follows: (i) fifty percent (50%) of the award shall vest on the first to occur of March 20th, June 20th, September 20th or December 20th after the date that is 90 days following the grant date and (ii) the remaining fifty percent (50%) of the award shall vest on the second to occur of March 20th, June 20th, September 20th or December 20th (e.g., if the award is granted on November 15, 2026, the first vesting date would be March 20, 2027 and the remaining portion of the award would vest on June 20, 2027), in each case subject to Mr. Tirman’s continuous service to the Company on each such date.

In addition, the Company will enter into an indemnification agreement with Mr. Tirman in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company, the form of which was filed as Exhibit 10.4 to the Company’s registration statement on Form S-1/A (file No. 333-224267) filed with the SEC on July 2, 2018.

Mr. Tirman was designated for appointment to the Board by NYIAX pursuant to Section 1.5 of the Merger Agreement. Except for such designation right of NYIAX, there are no arrangements or understandings between Mr. Tirman and any other persons pursuant to which he was selected to be appointed to the Board or its committees. There are no family relationships between Mr. Tirman and any director or executive officer of the Company, and Mr. Tirman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 14, 2026, the Company issued a press release announcing Mr. Tirman’s appointment to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 14, 2026
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAVAULT AI INC.

By:	/s/ Brett Moyer
	Name:	Brett Moyer
	Title:	Chief Financial Officer

Date: October 15, 2026